UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

TIMBERLINE RESOURCES CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TIMBERLINE RESOURCES CORPORATION 101 East Lakeside Avenue Coeur d’Alene, Idaho 83814
Notice of Annual Meeting of Stockholders

To all Stockholders of Timberline Resources Corporation:

You are invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Timberline Resources Corporation (the “Company”).  The Annual Meeting will be held at the Company’s corporate office, 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814, on March 19, 2013 at 2:00PM Pacific daylight time.  The purposes of the Annual Meeting are:

1.

The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as Directors: Paul Dircksen, Randal Hardy, Vance Thornsberry, James Moore, Robert Martinez, Troy Fierro and Leigh Freeman;

2.

Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2013;

3.

Any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed January 22, 2013, as the record date for the Annual Meeting.  Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders as of January 22, 2013, will be available at the Annual Meeting for inspection by any stockholder.  Stockholders will need to register at the Annual Meeting to attend the Annual Meeting.  If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote.  You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a valid proxy card to permit you to vote at the Annual Meeting.  Please bring that documentation to the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 19, 2013.  The proxy statement and 2012 annual report to stockholders are available at http://www.timberline-resources.com/main.php?page=119.

By Order of the Board of Directors,

/s/ Craig Crowell

Craig Crowell

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

January 23, 2013

TIMBERLINE RESOURCES CORPORATION 101 East Lakeside Avenue Coeur d’Alene, Idaho 83814
Proxy Statement for Annual Meeting of Stockholders To Be Held March 19, 2013, 2:00PM Pacific Daylight Time Timberline Resources Corporate Office 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814

Unless the context requires otherwise, references in this statement to “Timberline Resources,” “Timberline,” the “Company,” “we,” “us” or “our” refer to Timberline Resources Corporation.

The Annual Meeting of Stockholders of Timberline Resources (referred to as the “Annual Meeting”) will be held on March 19, 2013, at the Company’s corporate office, 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814, at 2:00PM Pacific daylight time.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (referred to as the “Board”) of proxies for this Annual Meeting.  We anticipate that this Proxy Statement and the form of proxy will first be available to holders of our shares of common stock (Timberline Resources shares of common stock will be referred to as the “shares” and the whole class of common stock referred to as the “common stock”) on or about January 28, 2013. A notice of the availability of this Proxy Statement and the form of proxy will first be mailed to holders of our common stock on or about this date.

You are invited to attend the Annual Meeting at the above stated time and location.  If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing a proxy card online, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all Directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Our common stock is the only type of security entitled to vote at the Annual Meeting.  Our corporate bylaws define a quorum as a majority of the issued and outstanding voting stock present in person or by proxy.  Our Articles of Incorporation do not allow cumulative voting for directors.  The nominees who receive the most votes will be elected.  A majority of the voting power of the voting shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on January 22, 2013 and are entitled to vote at the Annual Meeting.  This Proxy Statement describes issues on which we would like you, as a stockholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Paul Dircksen, Executive Chairman, President and Chief Executive Officer to the Company and Randal Hardy, Chief Financial Officer to the Company, as your representatives at the Annual Meeting.  As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card.  With proxy voting, your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue properly comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed January 22, 2013, as the record date for the Annual Meeting.  Only holders of common stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of January 22, 2013, we had 68,121,879 shares issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.

The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as Directors: Paul Dircksen, Randal Hardy, Vance Thornsberry, James Moore, Robert Martinez, Troy Fierro, and Leigh Freeman;

2.

Ratification of the appointment of our independent registered public accounting firm for the fiscal year of 2013; and

3.

Any other business that may properly come before the meeting.

How many votes do I get?

Each share is entitled to one vote.  No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the nominees to the Board, and FOR the ratification of the appointment of our independent registered public accounting firm.

How do I vote?

You have several voting options. You may vote by:

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Completing your proxy card over the internet at the following website:  HUhttps://secure.corporatestock.com/vote.phpUH;

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Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to the attention of: Craig Crowell, Corporate Secretary, at 101 E. Lakeside Avenue, Coeur d’Alene, ID 83814 ;

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Signing and faxing your proxy card to our Corporate Secretary for proxy voting at the number provided on the proxy card;

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Attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I want a paper copy of these proxy materials?

Please send a written request to our offices at the address below, email us at proxy@timberline-resources.com or call us toll free at (866) 513-4859 to request a copy of the proxy materials.

Send requests to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

Attention:  Craig Crowell
Corporate Secretary

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting.  You may do this by:

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Signing another proxy with a later date and mailing it to the attention of: Craig Crowell, Corporate Secretary, at 101 E. Lakeside Avenue, Coeur d’Alene, ID 83814, so long as it is received prior to 2:00PM Pacific daylight time on March 18, 2013;

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Delivering a written notice of the revocation of your proxy to the attention of: Craig Crowell, Corporate Secretary, at 101 E. Lakeside Avenue, Coeur d’Alene, ID 83814, so long as it is received prior to 2:00PM Pacific daylight time on March 18, 2013; or

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Voting in person at the Annual Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the record date must be present at the Annual Meeting.  The Company’s common stock is the only type of security entitled to vote at the Annual Meeting.  Based on 68,121,879 voting shares outstanding as of the record date of January 22, 2013, 34,060,940 shares must be present at the Annual Meeting, in person or by proxy, for there to be a quorum.  Your shares will be counted as present at the Annual Meeting if you:

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Submit a properly executed proxy card (even if you do not provide voting instructions); or

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Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum.  Since our bylaws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting shares present at the meeting, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal.  However, as described below, election of directors is by a plurality of the votes cast at the meeting.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR any of the nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. The election of directors is considered a non-routine matter because the board’s nominees are running uncontested and brokers may not vote shares held in street name for their customers in relation to this item of business. The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2013 is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant, will have the same effect as a vote against such proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting.  The nominees with the most votes will be elected.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees for which the vote was withheld.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting power of the voting shares present at the meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares will not be voted at the meeting.  See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares will not be voted at the Annual Meeting unless you attend the Annual Meeting and vote your shares in person.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the Securities and Exchange Commission (SEC) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In an effort to have as large a representation at the Annual Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances.  These individuals will receive no additional compensation for their services other than their regular salaries.  Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement.  The Company will pay a reasonable fee in relation to these services.  Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Shares on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2014 annual meeting of Stockholders?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Craig Crowell, at Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814, and received no later than September 27, 2013, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held in calendar year 2014 is changed by more than 30 days from the date of the annual meeting of stockholders to be held in calendar year 2013.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after December 13, 2013 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, as amended, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held calendar year 2014 is changed by more than 30 days from the date of the annual meeting of stockholders to be held in calendar year 2013.

How can I obtain a copy of the 2012 Annual Report on Form 10-K?

The Company’s 2012 Annual Report on Form 10-K, including financial statements, is available on the internet with this proxy statement at http://www.timberline-resources.com/main.php?page=119. The Form is also available through the SEC’s website at http://www.sec.gov.

At the written request of any stockholder who owns shares on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2012 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2012 Annual Report on Form 10-K should be mailed to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

Attention: Craig Crowell

Corporate Secretary

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board to have three or more persons, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board.  The current Board is composed of eight (8) directors.

Is the Board divided into classes?  How long is the term?

No, the Board is not divided into classes.  All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board of Directors has nominated the following seven (7), current Board Members for election at the 2013 Annual Meeting, to hold office until the 2014 Annual Meeting:

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Paul Dircksen

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Randal Hardy

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Vance Thornsberry

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James Moore

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Robert Martinez

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Troy Fierro

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Leigh Freeman

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

The Board recommends a vote FOR each of the nominees.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the election of all nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table sets forth certain information with respect to our current directors and nominees, executive officers and key employees.  The term for each director expires at our next Annual Meeting or until his or her successor is appointed and qualified.  The ages of the directors and officers are shown as of December 31, 2012.

Name	Current Office	Principal Occupation	Director/Officer Since	Age
Paul Dircksen	Executive Chairman; President & Chief Executive Officer	Executive Chairman; President & Chief Executive Officer	September 22, 2006	67
Randal Hardy	Chief Financial Officer; Director	Chief Financial Officer	August 27, 2007	51
Steven Osterberg	Vice-President, Exploration	Vice-President, Exploration	February 1, 2012	52
Craig Crowell	Chief Accounting Officer, Secretary	Chief Accounting Officer, Secretary	September 5, 2008	41
Vance Thornsberry(1)	Director	Vice President, Exploration of Calico Resources	September 22, 2006	65
Ron Guill(2)	Director	Managing Member, Juniper Resources LLC	November 9, 2007	64
James Moore(1)	Director	Chief Financial Officer to Mines Management, Inc.	January 1, 2008	68
Robert Martinez(1)	Director	Management Consultant	January 22, 2010	66
Troy Fierro(1)	Director	Chief Executive Officer and Director, Gold Canyon Resources, Inc.	November 2, 2011	49
Leigh Freeman(1)	Director	General Manager and Principal, Downing Teal Inc.	January 18, 2013	63

(1)

“Independent” in accordance with Rules 121 and 803A of the NYSE MKT Company Guide.

(2)

Will not stand for re-election at the 2013 Annual Meeting

The following is a description of the business background of the Directors and executive officers of Timberline Resources Corporation:

Board of Directors

Paul Dircksen – Executive Chairman, President and Chief Executive Officer

Mr. Dircksen (67) has over 35 years of experience in the mining and exploration industry, serving in executive, managerial, and technical roles at several companies.  He has been a director since January 2005 and our Vice President of Exploration from May 2006 to January 2012.  Mr. Dircksen became Executive Chairman in September 2009 and was appointed President and Chief Executive Officer in March  2011.  Working in the United States and internationally, he has a strong technical background, serving as a team member on approximately nine gold discoveries, seven of which later became operating mines.  From January 2005 to May 2006 he was self-employed as a consulting geologist until joining Timberline Resources.  Mr. Dircksen was the president of Brett Resources from January 2004 to December 2004, and prior to that, from January 2003 to December 2003, he was President of Bravo Venture Group, a junior exploration company.  During 2002 he was self-employed as an independent mineral geologist.  Between 1987 and 2001, Mr. Dircksen was Senior Vice-President of Exploration for Orvana Minerals Corp.  He holds an M.S. in Geology from the University of Nevada.  Mr. Dircksen currently serves as a director of Bravada Gold Corporation and International Northair Mines Ltd., and is employed on a full-time basis with Timberline Resources.

For the following reasons the Board concluded that Mr. Dircksen should serve as a director and Executive Chairman of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Dircksen’s extensive management experience in mineral exploration companies and background in mineral projects enable him to provide operating and leadership insights to the Board as the Executive Chairman.  Further, his training and experience as a geologist allow him to bring technical expertise in regard to mineral exploration to the Company.   These skills are valuable to the Board at this time as the Company’s primary assets are exploration stage properties.

Randal Hardy – Chief Financial Officer & Director

Mr. Hardy (51) was appointed as our Chief Executive Officer, Chief Financial Officer and to our board of directors in August 2007. In March 2011, Paul Dircksen was appointed Chief Executive Officer and Mr. Hardy continued as the Chief Financial Officer and a Director of the Company.  Prior to his appointment by us, since September 2006, Mr. Hardy was the President of HuntMountain Resources, a publicly held U.S.-based junior exploration company.  Prior to that, from August 2005, he was HuntMountain’s Chief Financial Officer.  Previously, from 1997 to 2005, he held positions as President and CEO of Sunshine Minting, Inc. a privately held, precious metal custom minting and manufacturing firm.  Prior to his tenure at Sunshine Minting, Inc., Mr. Hardy has served as Treasurer of the NYSE-listed Sunshine Mining and Refining Company.  Mr. Hardy has a Business Administration degree from Boise State University and has attained certifications as a Certified Management Accountant and a Certified Cash Manager.  Mr. Hardy currently serves as a director of HuntMountain Resources Ltd. and Rae-Wallace Mining Company and is employed on a full-time basis with Timberline Resources.

For the following reasons the Board concluded that Mr. Hardy should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Hardy’s management and financial experience in mineral exploration and manufacturing companies enables him to provide financial and operating insight to the Board.  Further, his training and experience in accounting and corporate finance, along with his prior executive-level management experience, allow him to bring financial and management expertise to the Company.   These skills are valuable to the Board at this time as the Company needs good financial management in its exploration stage activities.

Vance Thornsberry – Director

Mr. Thornsberry (65) has been a director since January 2004 and is a Registered Professional Geologist with over 35 years of experience in the mining and exploration industry.  Since February 2011, Mr. Thornsberry has been the Vice President of Exploration for Calico Resources, a mineral exploration company listed on the TSX Venture Exchange in Canada.  From December 2007 until February 2011, Mr. Thornsberry worked as a consulting geologist.  From January 2005 until December 2007, Mr. Thornsberry served as a consulting geologist and Vice-President of Exploration for Northland Resources.  He also served as Vice President of Exploration for Timberline from January 2004 to May 2006.  From 1997 through December 2004, Mr. Thornsberry consulted for a variety of exploration companies, including Golden Queen Mining Company, Beartooth Mining Company, Thunder Mountain LLC and Romarco Minerals.  He held senior positions with Inspiration Development Company in the 1970s and 1980s, and has since worked as a consulting geologist for over fifteen mining companies worldwide.  He holds a B.S. in Geology from the University of Missouri.

For the following reasons the Board concluded that Mr. Thornsberry should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Thornsberry’s technical experience in mineral exploration enables him to provide technical insight to the Board.  Further, his training and experience as a professional geologist allows him to bring technical expertise to the Board as a director.  These skills are valuable to the Board at this time as the Company’s primary assets are exploration stage properties.

James Moore – Director

Mr. Moore (68) has been a director since January 2008, and since March 2004 has been Chief Financial Officer of Mines Management, Inc.  Mr. Moore has over 35 years of senior level experience in financial management with the mining sector. Prior to joining Mines Management, from November 2002 to March 2004, Mr. Moore was an independent mining consultant for Idaho General Mining Inc. From September 1997 through August 2003 Mr. Moore was the Vice President of Business Development for RAHCO International, Inc., a heavy mining equipment designer and manufacturer in Spokane, Washington. Prior to that time Mr. Moore was employed by Barrick Gold

Corporation in Santiago, Chile as Vice President and Chief Financial Officer for its Latin American division. Other experience includes service as Division Controller Mobil Oil, Energy Minerals Division, and Operations Controller for United Nuclear Corporation. Mr. Moore attended Stanford University and graduated from University of Utah with a B.S. in accounting.

For the following reasons the Board concluded that Mr. Moore should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Moore’s extensive management and financial experience in mineral exploration and manufacturing companies enables him to provide financial and leadership insight to the Board.  Further, his training and experience as an accountant allows him to bring financial expertise to the Board as a director.

Robert Martinez – Director

Mr. Martinez (66) was appointed to the Board of Directors in January 2010.  He is a metallurgical engineer with over 35 years of experience in the mining and exploration industry.  Since May 2005, Mr. Martinez has been an independent mine management and metallurgical consultant.  In addition, from May 2005 until September 2008, Mr. Martinez was a member of the Board of Directors of Metallica Resources Inc., and from August 2005 until May 2009, he was a member of the Board of Directors of Zacoro Metals.  From August 1988 until December 2004, Mr. Martinez held various management and executive positions at NYSE-listed Coeur d’Alene Mines Corporation including serving as Vice President and General Manager of the Rochester Mine, Vice President of Engineering and Operations,  Senior Vice President of Operations, and President and Chief Operating Officer.  Mr. Martinez holds a B.S. in Metallurgical Engineering from the University of Arizona and has completed graduate work in business at Western New Mexico University and Dartmouth College.  Mr. Martinez currently serves as a director of both Riverstone Resources Inc. and Global Minerals Ltd.

For the following reasons the Board concluded that Mr. Martinez should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Martinez’s technical and management experience in mining and metallurgy enables him to provide operating insight to the Board.  Further, his training and experience as a metallurgical engineer allow him to bring technical expertise to the Board as a director. These skills are valuable to the Board at this time as the Company’s primary assets are exploration stage properties.

Troy Fierro – Director

Mr. Fierro (49) was appointed to the Board of Directors in November 2011. He is a mining engineer with over 25 years of industry experience and has overseen the development, construction and management of mines in Nevada, Mexico, Argentina, Chile and Alaska. Since September 2012, Mr. Fierro has been Chief Executive Officer of Gold Canyon Resources, Inc., where he also became a Director in May 2012. From April 2011 to September 2012, Mr. Fierro was an independent mining consultant.  From April 2009 to April 2011, Mr. Fierro was Chief Operating Officer of Fronteer Gold, Inc., a mineral exploration company.  From October 2008 to April 2009, Mr. Fierro was owner of Fierro Consulting LLC, a mining consulting firm.  From April 2006 to August 2008, Mr. Fierro was Vice President, Operations for Metallica Resources, Inc., a mining company.  Mr. Fierro graduated with a Bachelor of Science – Mine Engineering degree from the South Dakota School of Mines in 1985 and completed the Advanced Mine Feasibility and Design course from Queens University in 1992. Mr. Fierro formerly sat on the Northwest Mining Association Board of Trustees, the Nevada Mining Association Board of Directors, is a member of the Society of Metallurgical and Mining Engineers and was a former committee member for the South Dakota Mining Association.

For the following reasons the Board concluded that Mr. Fierro should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Fierro’s technical, operational and management experience in mining and mineral exploration enables him to provide operating insight to the Board.  Further, his training and experience as a mining engineer allow him to bring technical expertise to the Board as a director. These skills are valuable to the Board at this time as the Company’s primary assets are exploration stage properties.

Leigh Freeman – Director

Mr. Freeman (63) was appointed to the Board of Directors in January 2013. He has over 40 years of experience in the mining industry.  At present, he is General Manager and Principal with Downing Teal Inc., a global recruiting organization serving the resource and construction industries and is also the Chairman and Chief Executive Officer of Blue Sun Energy, Inc., a private, technology-based alternative energy company.  Mr. Freeman has served in technical, managerial and executive potitions with junior and senior mining and service companies.  He was a co-founder, President and Director of Orvana Minerals and also held several positions with Placer Dome.  Mr. Freeman also serves as a trustee of the Montana Tech Foundation and on the industry advisory board for the mining programs at the University of Arizona, Montana Tech and South Dakota School of Mines. In addition, he co-chaired the Education Sustainability Committee for the Society of Mining Engineers.

For the following reasons the Board concluded that Mr. Freeman should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Freeman’s technical and management experience in mining and mineral exploration enables him to provide operating insight to the Board.  Further, his training and experience as a geological engineer allow him to bring technical expertise to the Board as a director. These skills are valuable to the Board at this time as the Company’s primary assets are exploration stage properties.

Executive Officers and Key Employees

Steven Osterberg – Vice President, Exploration

Dr. Osterberg (52) was appointed as our Vice-President, Exploration on February 1, 2012.  Prior to his appointment, since April 2009, Dr. Osterberg was a Senior Geologist with Tetra Tech, Inc., a mining-related consulting firm.  From November 2004 through March 2009, Dr. Osterberg was an independent consulting geologist.  During this period, Dr. Osterberg also co-founded Jack’s Fork Exploration, Inc., a privately held mineral exploration company, where he continues to serve as a Director.  From 2002 to 2004, Dr. Osterberg was a Senior Geologist at Tetra Tech-MFG, Inc.  Dr. Osterberg holds a Ph.D. in geology from the University of Minnesota and is a licenced professional geologist (P.G.) and qualified person (QP) with the Society of Mining and Metallurgy (SME).

Craig Crowell – Chief Accounting Officer & Secretary

Mr. Crowell (41) was appointed as our Chief Accounting Officer in September 2008.  Prior to his appointment, since February 2008, Mr. Crowell was corporate controller of the Company.  Prior to that, from January 2003, he was a supervising accountant at Potlatch Corporation, where he was responsible for accounting and management of the system of internal controls for two operating divisions with annual revenues of several hundred million dollars.  Previously, from 1998 to 2003, he served in several accounting roles with Nexen, Inc. a NYSE-listed international energy company, where he obtained experience with Canadian and U.S. public company reporting requirements.  Prior to his tenure at Nexen, Inc., Mr. Crowell was employed by Price Waterhouse.  Mr. Crowell has a Commerce degree from the University of Alberta and is a Certified Public Accountant (Illinois) and a Canadian Chartered Accountant (Alberta).

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

The Company is not aware of any material legal proceedings to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than five percent of common stock of the Company, or any associate of any director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Board of Directors Structure

Our current bylaws require the Board to have three (3) or more persons, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board.  The current Board is composed of eight (8) Directors.

Director Independence

We have eight directors as of January 22, 2013, including five independent directors, as follows:

–

Vance Thornsberry

–

James Moore

–

Robert Martinez

–

Troy Fierro

–

Leigh Freeman

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under Section 803A of the NYSE MKT Company Guide.

Meetings of the Board and Board Member Attendance at Annual Meeting

During the fiscal year ending September 30, 2012, the Board held six (6) meetings of the Board.  None of the incumbent Directors attended fewer than 75% of the board meetings, with the exception of Mr. Fierro, who was appointed to the Board in November 2011 and attended all four meetings subsequent to his appointment and Mr. Freeman, who was appointed subsequent to our fiscal year end.

Board members are not required to attend the Annual Meeting,

Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, Craig Crowell, at Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814.  Our Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  Our Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

Our Board of Directors has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of Timberline Resources’ board committees and the advisory board and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the NYSE MKT. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is composed of two (2) directors each of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A of the NYSE MKT Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE MKT Company Guide): James Moore (Chairman) and Troy Fierro.  James Moore satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE MKT Company Guide.

Our Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended September 30, 2012, the Audit Committee met four (4) times. A copy of the Audit Committee charter is available on our website at www.timberline-resources.com.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board.  The Committee has two (2) members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, (3) and provides an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Committee reviewed the 2012 audited financial statements, which appear in the 2012 Annual Report to Stockholders, with management and our independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended September 30, 2012. The Committee and the Board have also recommended the selection of DeCoria, Maichel and Teague P.S. as independent auditors for the Company for the fiscal year 2013.

USubmitted by the Audit Committee Members

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James Moore (Chairman)

–

Troy Fierro

Compensation Committee

We have a Compensation Committee composed of two (2) directors, all of whom, in the opinion of our Board of Directors, are independent (under Section 803A of the NYSE MKT Company Guide): Vance Thornsberry (Chairman) and James Moore.

We have a Compensation Committee charter that complies with the requirements of the NYSE MKT.  Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, our Compensation Committee does consult with our Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and propose awards of stock options.  The Compensation Committee has determined that the Corporation’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Corporation.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation.  Our management engaged the services of an external compensation consultant, Equilar Inc., during fiscal year 2012.  Equilar Inc. provided management with access to a database of compensation information for public companies. Equilar, Inc. did not receive more than $120,000 in compensation from the Company for these services and did not provide any other services to the Company.

During the fiscal year ended September 30, 2012, the Compensation Committee met two (2) times. A copy of the Compensation Committee charter is available on our website at www.timberline-resources.com.

Corporate Governance and Nominating Committee

We have a Corporate Governance and Nominating Committee composed of two (2) directors, all of whom, in the opinion of our Board of Directors, are independent (under Section 803A of the NYSE MKT Company Guide): Robert Martinez (Chairman) and Troy Fierro.  We have a Corporate Governance and Nominating Committee charter that complies with the requirements of the NYSE MKT.

Our Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has adopted a Director Nominating Process and Policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.  A copy of the Director Nominating Process and Policy is available on our website at www.timberline-resources.com.

We do not have a formal policy regarding diversity in the selection of nominees for directors.  The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy.  In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

The Committee will consider recommendations for director nominees made by stockholders and others if these individuals meet the criteria set forth in the Director Nominating Process and Policy. For consideration by the Committee, the nominating stockholder or other person must provide the Corporate Secretary’s Office with information about the nominee, including the detailed background of the suggested candidate that will demonstrate how the individual meets our director nomination criteria. If a candidate proposed by a stockholder meets the criteria, the individual will be considered on the same basis as other candidates. No stockholder or stockholders holding 5% or more of our outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the nominees included on the proxy card accompanying this proxy statement were nominated by the Corporate Governance and Nominating Committee and were recommended by our current Board.

During the fiscal year ended September 30, 2012, the Corporate Governance and Nominating Committee met one (1) time. A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.timberline-resources.com.

Board Leadership Structure

The Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors.  Considering these factors we have determined not to have a separate Chief Executive Officer and Chairman of the Board, and to have our Executive Chairman fill both roles.  We have determined that this structure is currently the most appropriate Board leadership structure for us.  The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure.

•

A structure of a combined Chief Executive Officer and Chairman of the Board is in the best position to be aware of major issues facing us on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing us to be brought to the Board’s attention.

•	This structure eliminates the potential for confusion and duplication of efforts, including among employees.

•	Companies within our peer group utilize similar Board structures.

We do not have a lead independent director.  Given the size of the Board, the Board believes that the presence of four independent directors out of the seven directors on the Board, with independent directors sitting on the Board’s committees, is sufficient independent oversight of the Executive Chairman.  The independent directors work well together in the current board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

The Board of Director’s Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. The Audit Committee consists of James Moore (Chairman), and Troy Fierro, each an independent director.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

Additionally, our Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board.  The Compensation Committee reviews the risks related to our various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, we do not believe that any areas of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended September 30, 2012 of those persons who were, at September 30, 2012 (i) the chief executive officer (Paul Dircksen) (ii) the chief financial officer (Randal Hardy) and (iii) the two other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (Steven Osterberg---Vice-President, Exploration and Craig Crowell—Chief Accounting Officer and Corporate Secretary):

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Option Awards(8) ($)	All Other Compensation ($)	Total ($)
Paul Dircksen, President, Chief Executive Officer and Executive Chairman	2012	218,750	30,000	39,000(2)	109,548(9)	397,298
	2011	210,000	0	99,000(4)	0	309,000
Randal Hardy, Chief Financial Officer	2012	215,417	30,000	39,000(2)	88,886(9)	373,303
	2011	216,250	0	66,000(5)	0	282,250
Steven Osterberg,(1) Vice-President, Exploration	2012	112,500	0	55,000(3)	0	167,500
	2011	0	0	0	0	0
Craig Crowell, Chief Accounting Officer and Corporate Secretary	2012	143,750	2,500	19,500(6)	0	165,750
	2011	140,000	7,500	35,500(7)	0	183,000

(1)  Appointed as Vice-President, Exploration on February 1, 2012.

(2)  150,000 stock option awards, with an exercise price of $0.49 per share.  The option awards vested immediately.

(3)  200,000 stock option awards, 100,000 with an exercise price of $0.54 per share and 100,000 with an exercise price of $0.49 per share. The option awards vested immediately.

(4)  150,000 stock option awards, with an exercise price of $0.97 per share.  The option awards vested immediately.

(5)  100,000 stock option awards, with an exercise price of $0.97 per share. The option awards vested immediately.

(6)  75,000 stock option awards, with an exercise price of $0.49 per share.  The option awards vested immediately.

(7)  50,000 stock option awards, with an exercise price of $1.05 per share.  The option awards vested immediately.

(8)  Option awards are valued using the Black-Scholes method in accordance with FASB ASC Topic 718.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.  For additional information on the assumptions underlying the valuation of the Company’s stock options, please refer to Note 14 of the Company’s consolidated financial statements included in its Annual Report on Form 10-K.

(9)  Transfer of SERP plan value to employee (See Retirement, Resignation or Termination Plans, below).

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended September 30, 2012, our Board and our Compensation Committee, was responsible for establishing a compensation policy and administering the compensation programs of our executive officers.

Salary

The amount of compensation that we paid to each of our officers and the terms of those persons’ employment is determined by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for our officers.  Our management engaged the services of an external compensation consultant, Equilar Inc., during fiscal year 2012.  Equilar Inc. provided our management with access to a database of compensation information for public companies.  Our management used that database to prepare a report on executive compensation within our industry that was provided to the Compensation Committee.  The Compensation Committee considered this management report on executive compensation as one factor in determining executive compensation levels and stock incentive awards for the 2012 fiscal year. We believe that the compensation paid to our directors and officers is fair to the Company.

Bonus

In the fiscal year ended September 30, 2012, we paid an incentive bonus to our Chief Executive Officer and Executive Chairman, Paul Dircksen, and our Chief Financial Officer, Randal Hardy, in the amount of $30,000 each.  Our Chief Accounting Officer, Craig Crowell, received an incentive bonus of $2,500.  The determination of incentive bonuses for executive officers is discretionary, and determined on a yearly basis by the Compensation Committee based upon all facts and circumstances surrounding the performance of the executive officer during the course of the fiscal year.  The Committee does not set or review personal performance goals for executive officers or corporate performance goals for the Company in determining the award of incentive bonuses.

Stock Incentive Awards

Our Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.  In this regard, on April 11, 2012, our Compensation Committee and the Board of Directors authorized the issuance of 1,150,000 stock option awards.  The following stock option issuances were made in the ordinary course of business:  150,000 to Paul Dircksen and Randal Hardy, 100,000 to Steven Osterberg, 75,000 to Craig Crowell and 75,000 options each to our directors at that time; Ron Guill, Jim Moore, Vance Thornsberry, Robert Martinez and Troy Fierro.  An additional 225,000 options were granted to non-executive employees and a consultant.  All options issued are exercisable at $0.49 until April 11, 2017, with all options vesting immediately on the grant date.

Executive Compensation Agreements

Dircksen Employment Agreement

Mr. Dircksen entered into a three (3) year employment agreement with annual renewals with us, effective May 1, 2006, to become our Vice President of Exploration.  Pursuant to the terms of this agreement, he will function as and perform the customary duties of Vice President of Exploration and will be a member of the Board. On March 21, 2011, Mr. Dircksen was appointed as our Chief Executive Officer and President.  Mr. Dircksen and the Company agreed to continue his compensation arrangement pursuant to the same agreement.  His compensation includes an annual salary of $220,500, fringe benefits including payment of medical and dental insurance coverage premiums, and other performance benefits and incentives. In the event of a change of control, if Mr. Dircksen’s employment is terminated by the Company without Manifest Cause (as defined below) or by Mr. Dircksen for Good Reason (as defined below), he will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as we are then obligated to pay.  Mr. Dircksen is permitted to engage in other business activities.  Good Reason is defined in the Dircksen employment agreement to mean a reduction in his compensation, title or level of responsibility, a forced relocation or other change to the terms of his employment, or a change of control of the Company.  Manifest Cause is defined as a felony conviction, a gross and willful failure to perform his duties, or dishonest conduct which is intentional and materially injurious to the Company.

Prior to May 1, 2006, Mr. Dircksen had a consulting arrangement with us to provide services related to geologic evaluation and marketing of our mineral properties.  Under this arrangement, he received payment of $400 per day or $50 per hour.

Hardy Employment Agreement

In connection with his appointment, Mr. Hardy entered into an employment agreement with us, effective August 27, 2007.  A brief description of the material terms of this agreement are as follows:  the term is three (3) years, with annual renewals. The agreement can be terminated by us for cause (without notice), without cause (with three (3) months’ notice) or upon a takeover, acquisition or change in control.  Under the agreement Mr. Hardy was to act as both Chief Executive and Financial Officer until such time as a new Chief Financial Officer was appointed. Thereafter, he was to remain as Chief Executive Officer during the term of his employment.  On March 21, 2011, we appointed Paul Dircksen as our Chief Executive Officer and President with Mr. Hardy continuing as Chief Financial Officer.  His compensation under the agreement includes: an annual salary of $216,500, payment or reimbursement of premiums for health insurance coverage for him and his family, and other performance benefits and incentives.  In the event of a change of control, if Mr. Hardy’s employment is terminated by the Company without Manifest Cause (as defined below) or by Mr. Hardy for Good Reason (as defined below), he will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as we are then obligated to pay.  Good Reason is defined in the Hardy employment agreement to mean a reduction in his compensation, title or level of responsibility, a forced relocation or other change to the terms of his employment, or a change of control of the Company.  Manifest Cause is defined as a felony conviction, a gross and willful failure to perform his duties, or dishonest conduct which is intentional and materially injurious to the Company.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth the stock options granted to our named executive officers as of September 30, 2012. No stock appreciation rights were awarded.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Paul Dircksen	435,000 185,000 200,000 150,000 150,000	$0.33 $0.57 $0.82 $0.97 $0.49	12/19/2013 8/31/2014 7/22/2015 3/31/2016 4/11/2017
Randy Hardy	335,000 305,000 200,000 100,000 150,000	$0.33 $0.57 $0.82 $0.97 $0.49	12/19/2013 8/31/2014 7/22/2015 3/31/2016 4/11/2017
Craig Crowell	50,000 100,000 49,000 50,000 50,000 75,000	$2.05 $0.33 $0.57 $0.82 $1.05 $0.49	9/3/2013 12/19/2013 8/31/2014 7/22/2015 3/21/2016 4/11/2017
Steven Osterberg	100,000 100,000	$0.54 $0.49	2/1/2017 4/11/2017

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.  Specific executive employment agreements described above do, however, provide that in the event of a change of control, if the executive’s employment is terminated by the Company without Manifest Cause or by the executive for Good Reason, as such terms are defined in their respective employment agreements, the executive will be entitled to receive a lump sum payment equaling three (3) times annual base salary and the continuation of medical and dental insurance benefits as the Company is then obligated to pay.

Prior to September 30, 2012, we maintained a Supplemental Executive Retirement Plan (SERP), which is funded by insurance and covers Paul Dircksen.  We were party to a Supplemental Income Agreement (“Agreement” for purposes of this paragraph) with Paul Dircksen, which provided for the payment of deferred compensation to Mr. Dircksen upon his death, Disability, Retirement or Early Retirement, or upon a Change in Control as defined in Regulations issued by the Internal Revenue Service under IRC Section 409A.  Under the terms of the Agreement, if Mr. Dircksen remained actively and continuously employed on a full time basis until his Retirement (defined as his voluntary termination of employment on or after attaining age 65) or his death, Mr. Dircksen would be paid $100,000 pursuant to the Agreement.   If Mr. Dircksen remained actively and continuously employed on a full time basis until his Early Retirement (defined as his voluntary termination of employment after attaining age 60 and before attaining age 65) or his Disability (as defined in the Agreement) he would be paid each year for ten years an amount equal to 5% of the cash surrender value of the life insurance policy funding the Agreement (the “Policy’).  Upon a Change in Control, the Policy would be distributed to Mr. Dircksen and the Agreement would be terminated, with no further obligations on the part of the Company.

During the year ended September 30, 2012, we determined that we no longer wished to maintain SERPs for our management or employees.  The Policy was distributed to Mr. Dircksen and the Agreement was terminated, with no further obligation on the part of the Company.  In addition, a SERP in a form substantially the same as that provided to Mr. Dircksen that was maintained for a former non-executive employee of the Company was transferred to Randal Hardy during the year ended September 30, 2012.  Upon transfer, the Policy was distributed to Mr. Hardy and the Agreement was terminated, with no further obligation on the part of the Company.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our directors during the fiscal year ended September 30, 2012.  Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vance Thornsberry	11,833	0	19,500(4)	0	0	0	31,333
Ron Guill	10,500	0	19,500(4)	0	0	0	30,000
Jim Moore	12,000	0	19,500(4)	0	0	0	31,500
Robert Martinez	12,000	0	19,500(4)	0	0	0	31,500
Troy Fierro	11,708	0	19,500(4)	0	0	0	31,208
David Poynton(1)	1,708	0	0	0	0	0	1,708
Eric Klepfer(2)	5,000	0	0	0	0	0	5,000

(1)   Resigned from the Board of Directors effective October 31, 2011.

(2)   Did not stand for re-election to the Board of Directors at the 2012 Annual General Meeting.

(3)   See Compensation of Directors, below, for a description of cash compensation paid to Directors.

(4)   75,000 stock option awards, with an exercise price of $0.49 per share. The valuation of the option award is calculated using the Black-Scholes method in accordance with FASB ASC Topic 718.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named directors. All of the option awards vested immediately.

Compensation of Directors

Our Directors who are not also executive officers receive cash compensation of $7,500 per year, prorated if the individual did not serve as a Director for the entire fiscal year, along with $1,000 for each Board meeting attended.  Committee members receive $1,000 per fiscal year, with the chairperson of each committee receiving an additional $500 per fiscal year, prorated if the individual did not serve as a committee member or chairperson for the entire fiscal year.  Directors that are also executive officers receive no monetary compensation for serving as a Director.  Directors are also granted non-qualified stock options and stock awards as compensation.

OTHER GOVERNANCE MATTERS

Code of Business and Ethical Conduct

We have adopted a corporate Code of Business and Ethical Conduct administered by our President and Chief Executive Officer, Paul Dircksen. We believe our Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

–

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

–

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

–

Compliance with applicable governmental laws, rules and regulations; and

–

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

–

Accountability for adherence to the code.

Our Code of Business and Ethical Conduct is available on our web site at www.timberline-resources.com.  A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to us at our executive offices: Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814.  We intend to disclose any waiver from a provision of our code of ethics that applies to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of our code of ethics on our website. No waivers were granted from the requirements of our Code of Business and Ethical Conduct during the year ended September 30, 2012, or during the subsequent period from October 1, 2012 through the date of this proxy statement.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended September 30, 2012 all filing requirements applicable to our officers, directors and greater-than-10%-beneficial owners were complied with, except for the following:

NAME & NATURE OF AFFILIATION	LATE REPORTS	REPORTS NOT FILED
Troy Fierro, Director	Form 4 (one)	N/A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of January 22, 2013, regarding the ownership of our common stock by:

–

each named executive officer, each director and all of our directors and executive officers as a group; and

–

each person who is known by us to own more than 5% of our shares of common stock

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 68,121,879 shares of common stock outstanding as of January 22, 2013. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following January 22, 2013 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

DIRECTORS AND EXECUTIVE OFFICERS

Title of Class	Name of Beneficial Owner	Number of Shares of Common Stock/Common Shares Underlying Derivative Securities Beneficially Owned	Percentage of Common Shares**
Common Stock	Paul Dircksen(b)(1) Executive Chairman; President & Chief Executive Officer	530,691 / 1,120,000	2.38%
Common Stock	Randal Hardy(b)(2) Chief Financial Officer; Director	75,000 / 1,090,000	1.68%
Common Stock	Steven Osterberg (3) Vice-President, Exploration	- / 200,000	*
Common Stock	Craig Crowell (4) Chief Accounting Officer	25,500 / 374,000	*
Common Stock	Vance Thornsberry(a)(5) Director	25,000 / 575,000	*
Common Stock	Ron Guill (a)(6) Director	5,561,342 /575,000	8.93%
Common Stock	James Moore (a)(7) Director	8,594 / 475,000	*
Common Stock	Robert Martinez (a)(8) Director	- / 325,000	*
Common Stock	Troy Fierro (a)(9) Director	- / 175,000	*
Common Stock	Leigh Freeman (a)(10) Director	- / 100,000	*
Common Stock	Total Directors and Executive Officers as a group (10 persons)	6,226,127 / 5,009,000	15.36%

5% STOCKHOLDERS

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock/Common Shares Underlying Derivative Securities Beneficially Owned	Percentage of Common Shares**
Common Stock	None

*

less than 1%.

**

The percentages listed for each stockholder are based on 68,121,879 shares outstanding as of January 22, 2013 and assume the exercise by that stockholder only of his entire option exercisable within 60 days of January 22, 2013.

(a)

Director only

(b)

Officer and Director

(1)

A vested option to purchase 435,000 shares was granted to this stockholder on December 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.  A vested option to purchase 185,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 200,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015. A vested option to purchase 150,000 shares at $.97 per share was granted to this stockholder on March 31, 2011 with an expiration date of March 31, 2016.  A vested option to purchase 150,000 shares at $0.49 per share was granted to this stockholder on April 11, 2012 with an expiration date of April 11, 2017.

(2)

20,000 shares are held in an IRA account.  A vested option to purchase 335,000 shares was granted to this stockholder on Dec. 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.  A vested option to purchase 305,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 200,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 100,000 shares at $.97 per share was granted to this stockholder on March 31, 2011 with an expiration date of March 31, 2016. A vested option to purchase 150,000 shares at $0.49 per share was granted to this stockholder on April 11, 2012 with an expiration date of April 11, 2017.

(3)

A vested option to purchase 100,000 shares was granted to this stockholder on February 1, 2012 with an exercise price of $0.54 per share and an expiration date of February 1, 2017.  A vested option to purchase 100,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(4)

15,500 shares are held in a Rollover IRA account.  A vested option to purchase 50,000 shares was granted to this stockholder on September 3, 2008 with an exercise price of $2.05 per share and an expiration date of September 3, 2013.  A vested option to purchase 100,000 shares was granted to this stockholder on Dec. 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.   A vested option to purchase 49,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 50,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 50,000 shares at $1.05 per share was granted to this stockholder on March 21, 2011 with an expiration date of March 21, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(5)

A vested option to purchase 100,000 shares was granted to this stockholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013. A vested option to purchase 150,000 shares was granted to this stockholder on Dec. 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.  A vested option to purchase 50,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 75,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 75,000 shares at $1.05 per share was granted to this stockholder on March 21, 2011 with an expiration date of March 21, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(6)

5,561,342 shares are beneficially owned by Mr. Guill, who acts as the manager of RBI Investments, LLC, which acts as the general partner and makes all voting and dispositive determinations for RBI Properties LLLP, which holds the shares.  A vested option to purchase 100,000 shares was granted to this stockholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.  A vested option to purchase 150,000 shares was granted to this stockholder on Dec. 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.  A vested option to purchase 50,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 75,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 75,000 shares at $1.05 per share was granted to this stockholder on March 21, 2011 with an expiration date of March 21, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(7)

A vested option to purchase 100,000 shares was granted to this stockholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.  A vested option to purchase 100,000 shares was granted to this stockholder on Dec. 19, 2008 with an exercise price of $0.33 per share and an expiration date of December 19, 2013.  A vested option to purchase 50,000 shares was granted to this stockholder on August 31, 2009 with an exercise price of $0.57 per share and an expiration date of August 31, 2014.  A vested option to purchase 75,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 75,000 shares at $1.05 per share was granted to this stockholder on March 21, 2011 with an expiration date of March 21, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(8)

A vested option to purchase 100,000 shares was granted to this stockholder on February 25, 2010 with an exercise price of $1.04 per share and an expiration date of February 25, 2015.  A vested option to purchase 75,000 shares was granted to this stockholder on July 22, 2010 with an exercise price of $0.82 per share and an expiration date of July 22, 2015.  A vested option to purchase 75,000 shares at $1.05 per share was granted to this stockholder on March 21, 2011 with an expiration date of March 21, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(9)

A vested option to purchase 100,000 shares was granted to this stockholder on November 2, 2011 with an exercise price of $0.70 per share and an expiration date of November 2, 2016.  A vested option to purchase 75,000 shares was granted to this stockholder on April 11, 2012 with an exercise price of $0.49 per share and an expiration date of April 11, 2017.

(10)

A vested option to purchase 100,000 shares was granted to this stockholder on January 18, 2013 with an exercise price of $0.22 per share and an expiration date of January 18, 2018.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reportable transactions with related parties, including named security holders, during the two fiscal years ended September 30, 2012 and 2011 are as follows.

Except as indicated herein, no officer, director, promoter, or affiliate of Timberline has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by Timberline through security holdings, contracts, options, or otherwise.  In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Ron Guill and SMD Financing

In October 2008, we entered into a convertible note (as described below) with SMD, a company owned by Mr. Guill.  The note was made for a principal amount of $5 million dollars and is convertible into our common stock, as described below.  We used the proceeds of the note to pay off, in part, the $8 million loan (plus any applicable interest) previously provided to the Company by Auramet Trading, LLC (“Auramet”) and described in our Form 8-K filed on July 3, 2008 (such loan is hereafter referred to as the “Auramet Loan”) and for general working capital purposes.

The Convertible Term Note

In October 2008, we entered into a series of agreements with SMD in connection with a $5 million loan from SMD. The loan documents included: a convertible note (the “Convertible Term Note”), a credit agreement (the “Credit Agreement”), a collateral assignment and pledge of stock and security agreement (the “Pledge Agreement”), a security agreement (the “Security Agreement”) and a right of first refusal over our Butte Highlands property (the “Right of First Refusal”).

The Convertible Term Note has a principal amount of $5 million and is secured pursuant to the Security Agreement by a pledge of all of the stock of Timberline Drilling, Inc. (“TDI”), a wholly-owned Company subsidiary incorporated in Idaho, pursuant to the Pledge Agreement, the shares of which were previously pledged to Auramet but were released upon payment of the Auramet Loan on October 31, 2008, and a deed of trust to be entered into covering our Butte Highlands property in Silver Bow county, Montana (the “Butte Highlands Property”).

Pursuant to the terms of the Credit Agreement, the Convertible Term Note bears interest at 10% annually, compounded monthly, with interest payments due at maturity. The Convertible Term Note is convertible by SMD at any time prior to payment of the note in full, at a conversion price of $1.50 per share. SMD may also convert all or any portion of the outstanding amount under the Convertible Term Note into any equity security other than our common stock issued by the Company at the issuance price. The Convertible Term Note must be repaid on or before October 31, 2010, and may be prepaid in whole or in part at any time without premium or penalty. If we default on the Convertible Term Note or any of the related agreements, SMD may declare the Convertible Term Note immediately due and payable, and we must pay SMD an origination fee in the amount of $50,000.

In June 2010, SMD agreed to extend the Maturity Date of the Convertible Term Note to on or before April 30, 2012.  All interest accrued through June 30, 2010 was paid by us to SMD at that time.  We also paid a $50,000 extension fee to SMD in consideration for the extension of the Convertible Term Note.  The Convertible Term Note was also amended to require interest accrued subsequent to June 30, 2010 to be paid by us to SMD monthly, rather than accruing interest to maturity.  All other terms of the loan were unchanged.

Under the Right of First Refusal, we granted SMD a right of first refusal to purchase the Butte Highlands Property on the same terms as those of any bona fide offer from a third-party upon 60 days’ notice from us of any such offer. In addition, we granted SMD a right to develop the Butte Highlands Property on the same terms as those of any bona fide offer to develop the property from a third-party upon 60 days’ notice from us of any such offer.

Effective December 31, 2010 SMD assigned the Convertible Term Note and all related agreements and rights to Juniper Resources, LLC (“Juniper”), an entity also controlled by Ron Guill.

In November 2011, we repaid the Convertible Term Note and all related agreements were cancelled.

Butte Highlands Joint Venture

In October 2008 we announced that we had entered into discussions with Mr. Guill to form a 50/50 joint venture with SMD at Timberline’s 100-percent owned Butte Highlands Gold Project.

In July 2009, we entered into an Operating Agreement with Highland Mining, LLC (“Highland”), an affiliate of SMD, to form a 50/50 joint venture for development and mining of our Butte Highlands Gold Project (“BHJV”).  Under the terms of the operating agreement, we will contribute its Butte Highlands property to BHJV for a deemed value of $2 million, and Highland will contribute property and fund all future mine development costs.  Both the Company’s and Highland’s share of costs will be paid out of proceeds from future mine production.

Mr. Guill, a director of the Company and an owner of Highland, will be the manager of BHJV until such time as all mine development costs less $2 million are distributed to Highland.  At that time, a management committee will be formed with equal representation from Highland and the Company.  Under the terms of the Operating Agreement, Highland will have preferential rights with respect to distributions until the investment by the Company is deemed equal to the investment by Highland.

In September 2012, Mr. Guill sold his interest in Highland to Montana State Gold Corporation, a private Corporation not related to Mr. Guill or the Company.  As a result, Mr. Guill is no longer the manager of BHJV.

Timberline Drilling, Inc.

In September 2011, we announced that we had entered into a non-binding letter of intent to sell its wholly owned subsidiary, Timberline Drilling, Inc., to a private company formed by a group of investors, including the senior management team of Timberline Drilling, Inc.  No management or directors of the Company are affiliated with the buyer.  On November 9, 2011, the sale of Timberline Drilling, Inc. was completed.

Total consideration received by the Company includes $8,000,000 in cash, an additional $2,000,000 in cash from the existing working capital of Timberline Drilling, a $1,350,000 note receivable, an agreement by Timberline Drilling to provide discounted drilling services to the Company or cash with a total value of $1,100,000 over five years, a working capital adjustment  of $1,657,625, as well as the assumption by the purchaser of approximately $1,000,000 in long term debt and obligations under capital leases of Timberline Drilling.

The $1,350,000 note receivable is unsecured and subordinated and bears interest at 10% per annum, payable monthly, with the principal to be repaid on or before 18 months of the closing date of the sale.

In conjunction with the sale of Timberline Drilling, we repaid our $5,000,000 Convertible Term Note, described above, and all accrued interest outstanding to Juniper Resources, LLC, a company controlled by Ron Guill, a director of the Company.

Policy for Review of Related Party Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds.  All related party transactions must be reported for review by the Audit Committee of the Board of Directors pursuant to the Audit Committee’s charter and the rules of the NYSE MKT.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

EQUITY COMPENSATION PLANS

The following summary information is presented as of September 30, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,491,500(1)	$0.93	738,865
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
TOTAL	6,491,500(1)	$0.93	738,865

(1)  In February 2005, our Board adopted the 2005 Equity Incentive Plan which was approved by stockholders on September 23, 2005.  This plan authorizes the granting of up to 750,000 non-qualified 10 year stock options to Officers, Directors and consultants. In August 2006, the Board adopted the Amended 2005 Equity Incentive Plan which was approved by stockholders on September 22, 2006. This amended plan increases the number of non-qualified 10 year stock options that are authorized to be issued to Officers, Directors and consultants to 2,750,000. On August 22, 2008, our stockholders approved a proposal for the increase in the total number of shares of common stock that may be issued pursuant to awards granted under the original 2005 Plan as previously amended.  Following the increase, the plan provides for 7,000,000 shares of common stock for awards under the plan.  On May 28, 2010, our stockholders approved a proposal for the increase in the total number of shares of common stock that may be issued pursuant to awards granted under the original 2005 Plan as previously amended.  Following the increase, the plan provides for 10,000,000 shares of common stock for awards under the plan.

As to the options granted to date, there were 398,333 exercised during the year ended September 30, 2012.  For the year ended September 30, 2011, 308,332 options were exercised.

PROPOSAL 2 — RATIFICATION OF
THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected DeCoria, Maichel & Teague P.S. to be our Independent Registered Public Accounting Firm for the current fiscal year ending September 30, 2013.

This proposal seeks stockholder ratification of the appointment of DeCoria, Maichel & Teague P.S..

Will a representative of DeCoria, Maichel & Teague P.S. be present at the Annual Meeting?

We do not expect that a representative of DeCoria, Maichel & Teague P.S. will be present at the Annual Meeting.

_____________________________________________

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DeCoria, Maichel & Teague P.S. was the Independent Registered Public Accounting Firm for the Company in the fiscal year ended September 30, 2012.

Our financial statements have been audited by DeCoria, Maichel & Teague P.S., independent registered public accounting firm, for the years ended September 30, 2012 through September 30, 2006.

The following table sets forth information regarding the amount billed to us by our independent auditor, DeCoria, Maichel & Teague P.S. for our two fiscal years ended September 30, 2012 and 2011, respectively:

	Years Ended September 30,
	2012	2011
Audit Fees	$82,758	$119,669
Audit Related Fees	$27,321	$1,615
Tax Fees	$16,829	$18,133
All Other Fees	$0	$0
Total	$126,908	$139,417

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2012 were pre-approved by the Audit Committee. The Audit Committee reviews with DeCoria, Maichel & Teague P.S. whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the ratification of the appointment of the independent registered public accounting firm.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

APPENDICES

A.

Form Proxy Card;

By Order of the Board of Directors,

/s/ Craig Crowell

Craig Crowell
Secretary

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

January 23, 2013

Please sign and return the enclosed form of proxy promptly.  If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.